Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seneca Foods Corporation
Marion, New York

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Seneca Foods Corporation of our report dated June 9, 2006, with respect to the 2006 consolidated financial statements of Seneca Foods Corporation, included in the 2006 Annual Report to Shareholders of Seneca Foods Corporation.

Our audit also included the accompanying Schedule II, Valuation of Qualifying Accounts. This schedule is the responsibility of Seneca Foods Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is June 9, 2006, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3/A No. 333-120982) of Seneca Foods Corporation,
(2)	Post-Effective Amendment No. 1 of Registration Statement (Form S-8 No. 333-12365) pertaining to the Seneca Foods Corporation Employees' Savings Plan, and
(3)	Registration Statement (Form S-8 No. 333-114097) pertaining to the Seneca Foods, L.L.C. 401(k) Retirement Savings Plan;

of our report dated June 9, 2006, with respect to the consolidated financial statements of Seneca Foods Corporation incorporated herein by reference, our report dated June 9, 2006, with respect to Seneca Foods Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Seneca Foods Corporation, included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Seneca Foods Corporation included in this Annual Report (Form 10-K) of Seneca Foods Corporation.

/s/BDO Seidman, LLP
Milwaukee, Wisconsin

June 13, 2006